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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  September 26, 2001
                                                  ------------------------------

                               GENERAL MAGIC, INC.
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             (Exact name of registrant as specified in its charter)


               DELAWARE                                000-25374                             77-0250147
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
(State or other jurisdiction of               (Commission File Number)                     (I.R.S. Employer
incorporation)                                                                         Identification Number)
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                420 NORTH MARY AVENUE SUNNYVALE, CALIFORNIA 94085
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               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (408) 774-4000
                                                   -----------------------------

                                Not applicable
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          (Former name or former address, if changed since last report)


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ITEM 5. OTHER EVENTS

         On September 27, 2001, General Magic, Inc., the Registrant, concluded an agreement with certain investors to convert their Series D and Series F preferred stock holdings into the Registrant's common stock and to redeem all warrants held by them to purchase shares of Registrant's common stock. In exchange, Registrant has paid the investors a total of $400,000. The conversion price for the Series D preferred stock was $1.08 per share and the conversion price for the Series F preferred stock was $0.81 per share, the prices effective as of June 30, 2001.

         A copy of the Conversion and Redemption Agreement between Registrant and the investor listed on the Schedule of Investors attached thereto, dated as of September 26, 2001, is filed as Exhibit 99.1 and incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED. Not applicable.

         (b) PRO FORMA FINANCIAL INFORMATION. Not applicable.

         (c) EXHIBITS.

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
          Exhibit No.          Description
             99.1              Conversion and Redemption Agreement dated September 26, 2001 between the
                               Registrant and the investors listed on the Schedule of Investors attached thereto.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       General Magic, Inc.


                                       By:        /s/ Mary E. Doyle
                                           ---------------------------------
October 1, 2001                                       Mary E. Doyle
                                             General Counsel and Secretary


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                                  EXHIBIT INDEX

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
Exhibit No.    Description
   99.1        Conversion and Redemption Agreement dated September 26, 2001 between the
               Registrant and the investors listed on the Schedule of Investors attached thereto.
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